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                                                                     EXHIBIT 5.1




                                October 14, 1997

Group 1 Automotive, Inc.
950 Echo Lane, Suite 350
Houston, Texas 77024

Ladies and Gentlemen:

         We are acting as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company") and W.C. Smith (the "Selling Stockholder"), in connection with the proposed offer and sale by the Company and the Selling Stockholder to the Underwriters (the "Underwriters"), pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-29893, originally filed with the Securities and Exchange Commission (the "S.E.C.") on June 24, 1997 (such Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement"), of an aggregate of 4,800,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, together with a maximum of 720,000 shares of Common Stock which may be sold to the Underwriters pursuant to the over-allotment option provided in the Underwriting Agreement (collectively, said shares of Common Stock are referred to herein as the "Shares"). Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

         In connection with the opinion expressed herein, we have examined, among other things, the Restated Certificate of Incorporation and the Bylaws of the Company, the records of corporate proceedings that have occurred prior to the date hereof with respect to such offering, the Registration Statement and the form of Underwriting Agreement to be executed among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities, Inc., as Representative of the several Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.

         Based upon the foregoing, we are of the opinion that (i) the Shares proposed to be sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Underwriting Agreement (assuming that it is executed in the form reviewed by us) and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the Shares proposed to be sold by the Selling
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Group 1 Automotive, Inc.
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October 14, 1997


Stockholder to the Underwriters, when sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware.

         We hereby consent to the statements with respect to us under the headings "Validity of Common Stock" and "Risk Factors -- No Agreement with American Honda Motor Co., Inc." in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the S.E.C. issued thereunder.


                                                    Very truly yours,

                                                    /s/ Vinson & Elkins L.L.P.